Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193977) pertaining to the 2014 Incentive Award Plan of Sizmek Inc. of our report dated March 14, 2014, with respect to the combined financial statements of Sizmek Inc. (formerly known as The New Online Company, a carve-out of Digital Generation, Inc.), included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Dallas, Texas
March 11, 2016